As filed with the Securities and Exchange Commission on July 25, 2000
                                            Registration No. 333-

                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                  ____________________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                  ____________________________

                   BRINKER INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)
          Delaware                              75-1914582
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)               Identification No.)


                        6820 LBJ Freeway
                       Dallas, Texas 75240
                         (972) 980-9917
            (Address of Principal Executive Offices)

                  ____________________________

         Brinker International, Inc. 401(k) Savings Plan
              As Restated Effective January 1, 1999
     Brinker International, Inc. Savings Plan II, As Amended
                    (Full Titles of the Plans)

                        Russell G. Owens
          Executive Vice President and Chief Financial
                      and Strategic Officer
                   Brinker International, Inc.
                        6820 LBJ Freeway
                       Dallas, Texas 75240
                         (972) 980-9917
  (Name, address and telephone number, including area code, of agent for service)

                  ____________________________

                         With Copies To:

Roger F. Thomson                                  Stuart Bumpas, Esq.
Executive Vice President and General Counsel      Locke Liddell & Sapp LLP
Brinker International, Inc.                       2200 Ross Avenue, Suite 2200
6820 LBJ Freeway                                  Dallas, Texas 75201
Dallas, Texas 75240                               (214) 740-8000
(972) 980-9917
                  ____________________________

                 CALCULATION OF REGISTRATION FEE

    Title                            Proposed       Proposed
     Of                Amount To      Maximum        Maximum          Amount of
 Securities                Be         Offering      Aggregate        Registration
    To Be              Registered    Price Per       Offering           Fee
 Registered                           Share (1)       Price (1)


 Common Stock,
 $0.10 Par Value (3)


Brinker
International, Inc.
401(k) Savings Plan
As Restated Effective
January 1, 1999        275,000        $31.16 (2)      $8,569,000.00     $2,262.22
                        shares (3)

Brinker
International, Inc.
Savings Plan II, as    100,000        $31.16 (2)      $3,116,000.00     $822.62
amended                 shares (3)

 TOTAL                 375,000 shares                 $11,685,000.00    $3,084.84


(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this registration statement has been broken down into two subtotals. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers shares of common stock of the registrant issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

  (2) Estimated in accordance with Rule 457 (c) and (h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based on the average of the high and low prices of the registrant's common stock on July 18, 2000 as reported on the New York Stock Exchange.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.


                             PART I
      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified by Item 1 (Plan Information) and
Item 2 (Registrant Information and Employee Plan Annual
Information) of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities
Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.


                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by Brinker International, Inc. ("Brinker"), Brinker International, Inc. 401(k) Savings Plan As Restated Effective January 1, 1999 and Brinker International, Inc. Savings Plan II, as amended, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          (a) Brinker's annual report on Form 10-K for the year ended June 30, 1999;

          (b) All other reports filed with the Securities and Exchange Commission ("Commission") pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents described in (a) above; and

          (c) The description of the common stock which is contained in Brinker's registration statements on Form 8-A filed with the Commission pursuant to
          Section 12 of the Exchange Act, and all amendments thereto and reports that have been filed for the purpose of updating such description.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Brinker may and, in certain cases, must be indemnified by Brinker against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Brinker. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Brinker, unless upon court order it is determined that, despite such adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

     Article Ninth of Brinker's Certificate of Incorporation provides that no director shall be liable to Brinker or its stockholders for monetary damages for breach of fiduciary duty, provided that the liability of a director is not limited (i) for any breach of the director's duty of loyalty to Brinker or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) under Section 174 of the DGCL or (iv) any transaction from which such director derived an improper personal benefit.

     Article VI, Section 2 of Brinker's bylaws provides, in general, that Brinker shall indemnify its directors and officers under the circumstances defined in Section 145 of the DGCL. Brinker has obtained an insurance policy insuring the directors and officers of Brinker against certain liabilities, if any, that arise in connection with the performance of their duties on behalf of Brinker and its subsidiaries.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.


Item 8.  Exhibits.

               5.1*      Opinion of Locke Liddell & Sapp LLP.
               23.1*     Consent of KPMG LLP.
               23.2*     Consent of Locke Liddell & Sapp LLP
                         (included in opinion filed as Exhibit 5.1).
               24.1*     Power of Attorney (included on the
                         signature pages of this Registration Statement).
               99.1*     Brinker International, Inc. 401(k)
                         Savings Plan As Restated Effective January 1, 1999.
               99.2*     Brinker International, Inc. Savings Plan II,
                         as amended.

*    Filed herewith.

     Brinker hereby undertakes that it will submit or has submitted Brinker International, Inc. 401(k) Savings Plan As Restated Effective January 1, 1999, and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

(a)  Brinker hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required by
               Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts
               or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii)     To include any material information
               with respect to the plan of distribution not previously disclosed in this Registration
               Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Brinker pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Brinker hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Brinker's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Brinker pursuant to the foregoing provisions, or otherwise, Brinker has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Brinker of expenses incurred or paid by a director, officer or controlling person of Brinker in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Brinker will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 1, 2000.

                            BRINKER INTERNATIONAL, INC.


                            By: /s/Russell G. Owens
                               Russell G. Owens, Executive
                               Vice President and Chief Financial
                               Strategic Officer


                        POWER OF ATTORNEY

      KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Ronald A. McDougall and Russell G. Owens, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done on and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signatures             Title                     Date



 /s/Ronald A. McDougall      Vice Chairman,            May 1, 2000
 Ronald A. McDougall         Chief Executive
                             Officer and Director
                             (Principal Executive Officer)

                             Executive Vice            May 1, 2000
 /s/Russell G. Owens         President and
 Russell G. Owens            Chief Financial
                             and Strategic Officer
                             (Principal Financial
                             and Accounting Officer)


 /s/Norman E. Brinker        Chairman of the            May 1, 2000
 Norman E. Brinker           Board and Director


 /s/Douglas H. Brooks        Director                   May 1, 2000
 Douglas H. Brooks


____________________         Director                  ____________, 2000
 Donald J. Carty


____________________         Director                  ____________, 2000
 Dan W. Cook, III


 /s/J.M. Haggar, Jr.         Director                   May 1, 2000
 J.M. Haggar, Jr.


____________________         Director                 ______________, 2000
 Frederick S. Humphries


_____________________        Director                _______________, 2000
 Ronald Kirk


 /s/Jeffrey A. Marcus        Director                   May 1, 2000
 Jeffrey A. Marcus


 /s/James E. Oesterreicher   Director                   May 1, 2000
 James E. Oesterreicher


 /s/Roger T. Staubach        Director                   May 1, 2000
 Roger T. Staubach


      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) of Brinker International, Inc. 401(k) Saving Plan As Restated Effective January 1, 1999 and Brinker International, Inc. Savings Plan II, as amended, have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 1st day of May, 2000.

                              BRINKER INTERNATIONAL, INC.
                              401(K) SAVINGS PLAN AS RESTATED
                              EFFECTIVE JANUARY 1, 1999


                              /s/Preston Weaver
                              Preston Weaver, Plan Administrator



                              BRINKER INTERNATIONAL, INC.
                              SAVINGS PLAN II, AS AMENDED


                              /s/Preston Weaver
                              Preston Weaver, Plan Administrator






                      INDEX TO EXHIBITS


     Exhibit
     Number    Exhibit

     5.1*      Opinion of Locke Liddell & Sapp LLP.
     23.1*     Consent of KPMG LLP.
     23.2*     Consent of Locke Liddell & Sapp LLP (included in opinion filed as Exhibit 5.1).
     24.1*     Power of Attorney (included on the signature pages of this
               Registration Statement).
     99.1*     Brinker International, Inc. 401(k) Savings Plan As Restated
               Effective January 1, 1999.
     99.2*     Brinker International, Inc. Savings Plan II, as amended.

*    Filed herewith.